CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference of our firm under the caption “Experts” in this Amendment No. 3 to Registration Statement on Form S-1 of Chanticleer Holdings, Inc. (the “Company”), and to the incorporation by reference in this Registration Statement of our report, dated March 30, 2016, appearing in the Annual Report on Form 10-K of Chanticleer Holdings, Inc. as of and for the year ended December 31, 2015, filed March 31, 2016 with the U.S. Securities and Exchange Commission.

/s/ Cherry Bekaert LLP

Charlotte, North Carolina
December 9 , 2016